SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) June 16, 2000
                                  -------------


                               EMCORE CORPORATION


               (Exact name of registrant as specified in charter)




        New Jersey                   0-22175                  22-2746503
---------------------------- ------------------------- -------------------------
     State or other               (Commission               (IRS Employer
     jurisdiction of              File Number)              Identification No.)
     incorporation



394 Elizabeth Avenue, Somerset, New Jersey                              08873
--------------------------------------------------------------------------------
(Address of principal offices)                                        (Zip Code)


Registrant's telephone number including area code                 (732) 271-9090


(Former name or former address, if changed since last report)  Not applicable
                                                               --------------

Item 5.   Other Events.
          ------------

         On June 16, 2000, EMCORE and JDS Uniphase Corporation ("JDS Uniphase") executed a Joint Development Manufacturing and Marketing Agreement (the "Agreement"). Under the Agreement, EMCORE and JDS Uniphase will jointly develop, manufacture and market a family of fiberoptic array transceivers based on EMCORE's laser technology that facilitates light to logic (electronic signal in/modulated light signal out) for fiberoptic communications solutions used in switches, routers and computer backplanes for OC-192, OC-768 and other proprietary network designs. EMCORE will manufacture VCSEL arrays and design gigabit speed control circuits, photodetectors, optical links and other components. JDS Uniphase will handle all marketing, worldwide sales, application support, customer service and distribution functions and will assist EMCORE with technical support for the optical packaging and testing for the products. The initial product developed and commercialized in this alliance with JDS Uniphase will be an array transceiver with twelve channels each operating at 1.25 Gigabits/second, yielding a compact, high speed data link. These products are designed to make possible short distance links between dense wavelength division multiplexing systems (DWDM), high-speed routers and SONET (long-haul telecommunications) equipment. EMCORE expects to begin shipping samples of an array transceiver by the fourth calendar quarter.

RISK FACTOR:

         Our stock price has fluctuated widely in the last year and may fluctuate widely in the future. Since January 1, 1999, our stock price has been as high as $173 per share and as low as $12 per share. Since our announcement on February 16, 2000 of our Memorandum of Understanding with JDS Uniphase, our stock price has increased from $76.8125 per share at the close on February 15, 2000 to a close of $161.8125 per share on February 23, 2000. If we are unable to successfully design or manufacture the array transceiver products, or the products have difficulty penetrating targeted markets, our stock price could be adversely affected. Additionally, volatility in the price of our common stock may be caused by other factors outside of our control and may be unrelated or disproportionate to our operating results.



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               EMCORE CORPORATION
                                               (Registrant)


                                               By:    /s/ Thomas G. Werthan
                                                  ----------------------------
                                                      Thomas G. Werthan
                                                      Chief Financial Officer

Dated:  June 20, 2000